UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Developments Relating to Our First Quarter Redemptions

Under the share redemption program (the “Program”) currently in effect, Dividend Capital Total Realty Trust Inc. (the “Company”) presently limits the number of shares of common stock of the Company to be redeemed in any calendar quarter to the lesser of (i) 1/4th of 5% of the number of shares outstanding as of the date that is twelve months prior to the end of such calendar quarter or (ii) the number of shares issued pursuant to the Company’s Distribution Reinvestment Plan (the “DRIP Plan”) in the immediately preceding quarter (the “Redemption Cap”). In calculating the Redemption Cap, pursuant to the terms of the Program, the Company will include any shares redeemed in excess of the prior quarter’s Redemption Cap as a result of the death or disability of a stockholder.

The Redemption Cap applicable to redemption requests in the first quarter of 2011 is approximately 758,000 shares of common stock (the “First Quarter Redemption Cap”). Through March 15, 2011 (the “Deadline”), the last day for first quarter 2011 redemption requests to be submitted under the Program, the Company had received requests to redeem approximately 11.7 million shares of common stock (the “Total First Quarter Redemption Requests”). Based on application of the First Quarter Redemption Cap, the Company expects that requesting stockholders whose requests were received on or before the Deadline will be redeemed pro rata.

As a result, the Company expects to redeem, for the first quarter of 2011, approximately 6% (the “Pro Rata Percentage”) of the shares each stockholder requested to be redeemed on or before the Deadline, subject to the terms and conditions of the Program. A copy of the Program was mailed to stockholders in February 2011, was included as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, and is also available on the Company’s web site at www.totalrealtytrust.com. In accordance with the Program, any portion of a redemption request of a stockholder that is not honored will be deemed automatically withdrawn, and any such stockholder may resubmit a request in a subsequent quarter (subject to the Redemption Cap noted above and all other terms and conditions of the Program). The Company will not retain redemption requests that are not honored.

The Total First Quarter Redemption Requests and Pro Rata Percentage are preliminary figures that are subject to change. Pursuant to the terms of the Program, stockholders who submitted timely redemption requests may withdraw their requests, in whole or in part, by submitting a written request that is received by the Company on or before March 28, 2011. In addition, any stockholder who has requested redemption and is a participant in the DRIP Plan will remain a participant in the DRIP Plan unless the Company receives written notice terminating the stockholder’s participation, which for purposes of the Company’s first quarter 2011 distribution must be received on or before March 31, 2011. Any stockholder that wishes to withdraw a redemption request or terminate their participation in the DRIP Plan should submit the same in writing to:

Dividend Capital Total Realty Trust Inc.

C/O Boston Financial Data Services, Inc.

30 Dan Road

Canton, MA 02021-2809.

For information with respect to the share redemption price under the Program currently in effect, please see our Form 8-K filed on March 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

March 24, 2011

	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer